UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2018 (August 28, 2018)

RMG NETWORKS HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15301 North Dallas Parkway
Suite 500
Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.                                         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, on August 9, 2018, RMG Networks Holdings Corporation (the “Company”) received notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company no longer complies with Nasdaq Listing Rules 5605(b)(1), 5605(c)(2) and 5605(d)(2) (the “Governance Rules”) due to the resignations from the board of directors of the Company, effective August 2, 2018, of Jeffrey Hayzlett, Alan Swimmer, and Jonathan Trutter, which resulted in the Company having only one independent director and no members remaining on its audit and compensation committees.

Also as previously disclosed, on August 21, 2018, Nasdaq notified the Company that it failed to comply with the minimum $2.5 million stockholders’ equity requirement for continued listing under Nasdaq Listing Rule 5550(b) (the “Stockholders’ Equity Rule”).

On August 23, 2018, the Company submitted written materials (the “Submission”) to Nasdaq requesting that Nasdaq grant an extension so that the Company’s common stock could remain listed on Nasdaq until the Company could complete its current business plans which include the completion of a going private transaction (the “Transaction”) and the concurrent delisting of the Company’s securities from Nasdaq.  The Company also noted that it has filed a preliminary proxy statement and a transaction statement on Schedule 13E-3 with the Securities and Exchange Commission (the “SEC”) and is working toward consummating the Transaction and voluntary delisting from Nasdaq on or about September 28, 2018.

By letter dated August 29, 2018, Nasdaq notified the Company that it had reviewed the Submission, noting that the Submission does not include any plans to regain compliance with the Governance Rules while the Company remains a Nasdaq-listed company.  Accordingly, the Nasdaq staff stated that it had determined to deny the request for continued listing and to initiate procedures to delist the Company’s securities from Nasdaq. Nasdaq stated that the Company’s failure to comply with the Stockholders’ Equity Rule serves as an additional basis for delisting the Company’s securities from Nasdaq. If the Company does not appeal this determination (as described below), trading of the Company’s common stock will be suspended at the opening of business on September 7, 2018, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq.

If the Company decides to appeal the Nasdaq staff’s decision, it must submit an appeal request by 4:00 p.m. Eastern Time on September 5, 2018.  A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Hearing Panel’s decision. If the Company appeals, Nasdaq stated that the Company should also present its views with respect to the Stockholders’ Equity Rule deficiency to the Hearings Panel, at its hearing.

The Company intends to submit an appeal request on or before September 5, 2018.

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                                 On August 28, 2018, Robert R. Robinson, Senior Vice President, General Counsel and Secretary of the Company submitted his letter of resignation and will depart the Company effective October 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 4, 2018

RMG NETWORKS HOLDING CORPORATION

	By:	/s/ Jana A. Bell
	Name:	Jana A. Bell
	Title:	Executive Vice President and Chief Financial Officer